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Exhibit 5.1

[Form of Opinion]

[Letterhead of Dewey & LeBoeuf LLP]

[Date]

Tower Group, Inc.
120 Broadway
31st Floor
New York, New York, 10271

Ladies and Gentlemen:

        We have acted as counsel to Tower Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4, including a joint proxy statement/prospectus (such registration statement, as amended, including the documents incorporated by reference therein, the "Registration Statement" and such joint proxy statement/prospectus, including the documents incorporated by reference therein, the "Prospectus") filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 19,201,720 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Company common stock") to be issued in the proposed merger (the "Merger") of CastlePoint Holdings, Ltd., a Bermuda exempted company ("CastlePoint"), with and into Ocean I Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company ("Ocean I"), pursuant to the Agreement and Plan of Merger, dated as of August 4, 2008, among the Company, CastlePoint and Ocean I (the "Merger Agreement").

        In furnishing this opinion, we have reviewed originals or copies of the Merger Agreement, the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed:

  (a)
  the genuineness of all signatures;

  (b)
  the authenticity of all documents submitted to us as originals;

  (c)
  the conformity to authentic originals of any documents submitted to us as copies;

  (d)
  as to matters of fact, the truthfulness, accuracy and completeness of the representations made in certificates of public officials and officers of the Company; and

  (e)
  that the Merger Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company) and constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

        We have not independently established the validity of the foregoing assumptions. Our opinion set forth is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

        Based on the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that: when (i) the Registration Statement has become effective under the Securities Act, (ii) the Company's stockholders have duly (A) adopted the Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Company common stock from 40,000,000 to 100,000,000 (substantially in the form as filed as Annex F to the Prospectus, the "Amendment") and (B) approved the issuance of the Shares to the pursuant to the terms of the Merger Agreement, (iii) the Amendment has been duly filed with the Secretary of State of the State of Delaware, (iv) the Shares have been duly issued and delivered pursuant to the Merger Agreement, and (v) assuming that, (A) if issued in physical form, certificates representing shares of Company common stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, (B) if issued in book entry form, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name in the joint proxy statement/prospectus included in the Registration Statement under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

        This opinion letter may not be relied upon by any other person or by you for any other purpose without our prior written consent.

Very truly yours,
/s/ DEWEY & LEBOEUF LLP

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  Exhibit 5.1